SIDE AGREEMENT

This Side Agreement, dated as of March 21, 2011, is entered into by and among Iveda Solutions, Inc., a Nevada corporation (“Iveda”), Sole-Vision Technologies, Inc. (doing business as MegsSys), a corporation organized under the laws of the Republic of China (“MegaSys”), and the shareholders of MegaSys identified on Exhibit A and the signature pages hereto (“MegaSys Shareholders”).

RECITALS

A.       On March 21, 2011, the parties hereto entered into that certain Share Exchange Agreement (the “Agreement”), replacing the Share Exchange Agreement dated as of January 31, 2011 (the “Original Acquisition Agreement”) in its entirety, pursuant to which (i) Iveda will acquire 100% of the issued and outstanding shares of MegaSys Common Stock in exchange for the issuance of Iveda Common Stock to the MegaSys Shareholders (the “Exchange”), and (ii) MegaSys will become a wholly owned subsidiary of Iveda.

B.        Each of the boards of directors of Iveda and MegaSys have deemed it advisable and in the best interests of each corporation and its respective stockholders or shareholders to replace the Original Acquisition Agreement with the Agreement and this Side Agreement.

C.        The Agreement and this Side Agreement have been adopted and approved by the respective boards of directors of Iveda and MegaSys.

Unless otherwise defined or the context otherwise requires, all undefined capitalized terms or phrases used herein shall have the meaning ascribed thereto in the Agreement and all references to Sections are to Sections of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective agreements set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article 1.          Earnout.

1.
Upon achievement of the following financial milestones (the “Earnout Milestones”), Iveda agrees to issue to the MegaSys Shareholders up to an additional 2,000,000 shares of Iveda Common Stock (the “Earnout Shares”):

(a)	If MegaSys achieves at least US$300,000 post-tax net income for the year ended December 31, 2011;

(b)	If MegaSys achieves at least US$300,000 post-tax net income for the year ended December 31, 2012; and

(c)	If MegaSys achieves at least a US$1.3 million increase in net revenues related to the SafeCity project during the period from 7/1/2010 to 12/31/2012.

2.
The number of Earnout Shares issuable to each MegaSys Shareholder assuming achievement in full of the Earnout Milestones is set forth on Exhibit A hereto. The actual number of Earnout Shares to be issued to each MegaSys Shareholder shall be calculated in accordance with the provisions of Exhibit A hereto and they shall be issued pro rata to all the MegaSys Shareholders in accordance with their percentage ownership of the MegaSys Shares.  If MegaSys fails to achieve any of the Earnout Milestones, the number of Earnout Shares issuable to the MegaSys Shareholders will be reduced as specified in Exhibit A hereto.

Article 2.          Remedies.

1.
In addition to any remedies provided under the Agreement, Iveda may elect to require the MegaSys Shareholders to satisfy any indemnification claims with respect to Damages by reducing the amount of Earnout Shares on a dollar for dollar basis in relation to the amount of Iveda’s Damages stated in the Officer’s Certificate.

2.
With respect to any indemnification claims satisfied from the Earnout Shares pursuant to the paragraph above, the Earnout Shares shall be valued at the then current Fair Market Value, provided however, that in no event shall the value of such Earnout Shares used for indemnification pursuant this Section 2 be greater than $1.00.

Article 3.          Miscellaneous.

1.
Counterparts.  This Side Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

2.	Governing Law. This Side Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law.

3.
Assignment.  Neither this Side Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Side Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

4.	Amendment. This Side Agreement and any exhibit hereto may not be amended except by an instrument in writing on behalf of each of the parties hereto.

5.
Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated herein and to carry into effect the intents and purposes of this Side Agreement.

 (signature page follows)

IN WITNESS WHEREOF, Iveda, MegaSys and the MegaSys Shareholders have caused this Side Agreement to be signed as of the date first written above.

IVEDA SOLUTIONS, INC.

By:

Title:

SOLE-VISION TECHNOLOGIES, INC.

By:

Title:

[SIGNATURE PAGE TO SIDE AGREEMENT]

SHIAU ING-HANG

CHANG SHIN-KUNG

CHANG JUNG-TA

WANG LING-CHU

LAI SHU-CHUAN

LEE HSING-CHUAN

[SIGNATURE PAGE TO SIDE AGREEMENT]

EXHIBIT A

FINANCIAL MILESTONES FOR EARNOUT SHARES

MagaSys Shareholders and Their Maximum Number of Earnout Shares

Name of Shareholder	Earnout Shares
Shiau Ing-Hang	994,723
Chang Shin-Kung	300,000
Chang Jung-Ta	319,943
Wang Ling-Chu	138,667
Lai Shu-Chuan	135,000
Lee Hsing-Chuan	111,667

Earnout Payment Schedule:

Subject to the satisfaction of the Earnout Milestones and the adjustments described below, the Earnout Shares shall be issued to the MegaSys Shareholders in the amounts and on the payment dates (the “Payment Dates”) specified on the following schedule:

•	US$600,000 of Earnout Shares on December 31, 2011

•	US$600,000 of Earnout Shares on June 30, 2012

•	US$800,000 of Earnout Shares on December 31, 2012

Financial Milestones:

The number of Earnout Shares to be issued on each Payment Date shall be adjusted as follows:

•
If MegaSys does not achieve at least US$300,000 post-tax net income for the year ended December 31, 2010 (after adjustment for transaction expenses paid by MegaSys in connection with this Agreement (“Transaction Expenses”) not to exceed US$300,000), then the amount of Earnout Shares payable to the MegaSys Shareholders on December 31, 2011 shall be decreased by 1% for each US$3,000 below the post-tax net income target.  For example, if MegaSys achieves US$294,000 in post-tax net income, then the MegaSys Shareholders shall be entitled to US$588,000 of the Earnout Shares and the remaining US$12,000 of the Earnout Shares subject to that milestone shall not be issued.

•
If MegaSys does not achieve at least US$300,000 post-tax net income for the year ended December 31, 2011, then the amount of Earnout Shares payable to the MegaSys Shareholders on June 30, 2012 shall be decreased by 1% for each US$3,000 below the post-tax net income target and the remaining Earnout Shares not earned on such date shall not be issued.

•
If MegaSys does not achieve at least US$300,000 post-tax net income for the year ended December 31, 2012, then the amount of Earnout Shares payable to the MegaSys Shareholders on December 31, 2012 shall be decreased by 1% for each US$2,000 below the post-tax net income target and the remaining Earnout Shares not earned on such date shall not be issued.

•
If MegaSys does not collect at least a US$1.3 million in net revenues related to the SafeCity project during the period from July 1, 2010 to December 31, 2012, then the amount of Earnout Shares payable to the MegaSys Shareholders on December 31, 2012 shall be decreased by 1% for each US$50,000 below the net revenue increase target and the remaining Earnout Shares not earned on such date shall not be issued.  This reduction in the number of Earnout Shares shall be in addition to any reductions provided for above.

General Provisions:

•
The per share value of the Earnout Shares to be released on each Payment Date shall be valued at the greater of (i) the Fair Market Value and (ii) US$1.00.  Accordingly, in no event shall Iveda be required to issue to the MegaSys Shareholders more than the 2,000,000 Earnout Shares.

•
The U.S. dollar amounts in the post-tax net income targets and the net cash increase target in the financial milestones section above shall be calculated based on the New Taiwan dollar/U.S. dollar exchange rate prevailing on date of the income statement or balance sheet applicable to such financial milestone.

•	References to post-tax net income and net cash herein shall be calculated in accordance with ROC GAAP.